UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017 (February 13, 2017)

KEMPHARM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On February 13, 2017, KemPharm, Inc. (the "Company") promoted Timothy J. Sangiovanni, age 33, to the position of Vice President, Corporate Controller. As the Company’s Vice President, Corporate Controller, Mr. Sangiovanni will also act as the Company’s principal accounting officer.

Mr. Sangiovanni served as the Company’s Director of Financial Reporting since August 2015. Prior to joining the Company, Mr. Sangiovanni served as manager of internal audit - worldwide with Tupperware Brands Corporation, a publicly held producer of food preparation, storage and serving solutions for the home, and beauty and personal care products, from April 2013 to August 2015. From January 2007 to March 2013, Mr. Sangiovanni served in a variety of roles with KPMG LLP, including audit associate, senior audit associate and audit manager. Mr. Sangiovanni was also a billing analyst with Switch and Data Facilities, Inc. (n/k/a Equinix, Inc.) from October 2005 to December 2006. Mr. Sangiovanni received his B.A. in accounting from the University of South Florida and is a certified public accountant in the state of Florida.

On February 13, 2017, the Company entered into an amended and restated employment agreement with Mr. Sangiovanni. Pursuant to this agreement, Mr. Sangiovanni will receive a base annual salary of $180,000 and will be eligible to participate in the Company’s benefit and compensation plans, including any cash bonus plan. Pursuant to the agreement, Mr. Sangiovanni is eligible to receive an annual target bonus of up to 30% of his salary, based on the Company’s achievement of specified corporate goals and Mr. Sangiovanni’s achievement of specified individual goals. Under this agreement, Mr. Sangiovanni is entitled to receive severance in specified circumstances. In the event that the Company terminates Mr. Sangiovanni without cause or he resigns for good reason, Mr. Sangiovanni will be entitled to receive: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Company’s normal payroll schedule, except that the Company will pay such severance in a lump sum on the first pay day immediately following the effective date of termination if such termination of employment occurs upon or within one year following a sale that constitutes a “change in control event” as defined under Section 409A of the Internal Revenue Code of 1986, as amended; (ii) the pro rata portion of any annual incentive compensation for which Mr. Sangiovanni may be eligible for the year in which his employment is terminated; (iii) monthly reimbursement for the cost of Mr. Sangiovanni’s continued health coverage under the Company’s health plans until the earlier of (x) the date on which Mr. Sangiovanni is eligible for substantially similar health coverage from a subsequent employer or (y) the one-year anniversary of the termination of Mr. Sangiovanni’s employment; and (iv) any unvested portion of any outstanding equity award held by Mr. Sangiovanni shall become fully vested and immediately exercisable. In the event that the Company terminates Mr. Sangiovanni for cause, Mr. Sangiovanni resigns without good reason, or his employment is terminated due to mutual agreement, then Mr. Sangiovanni will not be entitled to receive severance benefits. In the event that Mr. Sangiovanni’s employment is terminated due to his death or disability, then Mr. Sangiovanni would be entitled to the pro rata portion of any annual incentive compensation for which Mr. Sangiovanni may be eligible for the year in which his employment terminated.

The following definitions have been adopted in Mr. Sangiovanni’s amended and restated employment agreement:

•

“cause” means (a) Mr. Sangiovanni performed an act or acts of willful and material malfeasance or misconduct with respect to the performance of his duties and responsibilities as an employee and executive officer or under the agreement that results in material harm to the Company that remains uncorrected for 15 days after receipt of written notice, (b) Mr. Sangiovanni’s continued failure to devote his full business time and attention and his best efforts to the faithful performance of his material duties and responsibilities (other than a failure resulting from disability) that remains uncorrected for 15 days after receipt of written notice, (c) Mr. Sangiovanni’s material breach of any material provision of the agreement that remains uncorrected for 15 days after receipt of written notice, (d) the commission of an act of fraud, embezzlement, misappropriation, or personal dishonesty against the Company (which, if proven, would constitute a felony) or (e) the conviction, or plea of nolo contendere, to a crime constituting a felony; and

•

“good reason” means (a) material diminution by the Company of Mr. Sangiovanni’s authority, duties or responsibilities the duration of which is greater than 15 days and which is not the result of his acts or omissions which constitute cause, (b) a material change in the geographic location at which Mr. Sangiovanni must perform services under the agreement, (c) a material diminution in his base salary which is not the result of his acts or omissions which constitute cause or (d) any action or inaction that constitutes a material breach by us of the agreement, including our failure to pay any amounts due to Mr. Sangiovanni or our failure to obtain from a successor the express assumption of the agreement.

In connection with his promotion, the Company granted Mr. Sangiovanni an option to purchase 22,000 shares of the Company’s common stock at an exercise price of $3.78 per share, the closing price of the Company’s common stock on The NASDAQ Global Market on February 13, 2017. The option is subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan (the “Plan”) and the Company’s standard forms of Stock Option Agreement and Option Grant Notice under the Plan. The option will vest in four annual installments beginning on February 13, 2018, assuming Mr. Sangiovanni’s continued service to the Company at each vesting date.

(e)

2016 Cash Bonus Payouts

On February 13, 2017, the Company’s Board of Directors (the “Board”) approved the payment of cash bonuses to the Company’s named executive officers and principal financial officer (the “Executive Officers”) based on the achievement in 2016 of corporate and individual goals previously approved by the Board. The amounts awarded to the Executive Officers were as follows:

Executive Officer and Principal Position	Bonus Amount
Travis C. Mickle, Ph.D.	$130,469
President and Chief Executive Officer
Gordon K. Johnson	$60,277
Chief Business Officer
R. LaDuane Clifton, CPA	$59,363
Chief Financial Officer, Secretary and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEMPHARM, INC.

Date: February 15, 2017	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer, Secretary and Treasurer